[Tesco Logo]

Tesco Corporation to Present at the Lehman Brothers CEO

Energy/Power Conference

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

August 29, 2007

Houston, Texas--Tesco Corporation announced today that Julio M. Quintana, President and CEO, will present at the Lehman Brothers CEO Energy/Power Conference on Tuesday, September 4, 2007 at 12:20 p.m. EST.

Tesco Corporation invites investors and those interested to listen to a live webcast of its presentation over the Internet by accessing the Investor Relations link to the webcast at www.tescocorp.com. For your convenience, a copy of the presentation slides will be publicly available through the Company's website.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Anthony Tripodo (713) 359-7000

Tesco Corporation